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                                                                    EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into IVAX Diagnostics, Inc.'s previously filed registration statements on Form S-8 (Nos. 333-75854 and 333-48316).


ARTHUR ANDERSEN LLP

Miami, Florida,
 March 28, 2002.